UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2016, the Board of Directors (the “Board”) of Insteel Industries, Inc. (“Insteel” or the “Company”) appointed Jon M. Ruth to serve as an independent director of the Company effective April 1, 2016. Mr. Ruth is being appointed to the Board to fill a vacancy created by the retirement of Louis E. Hannen, who has provided notice of his retirement from Insteel’s Board also effective April 1, 2016. Mr. Hannen’s retirement is not related to any disagreement with the Company’s operations, policies or practices.

Pursuant to North Carolina law, Mr. Ruth will stand for shareholder election to the Board at the 2017 annual meeting of shareholders. If elected by Insteel’s shareholders at the 2017 annual meeting, Mr. Ruth will then serve for the remainder of Mr. Hannen’s term, which expires at the 2019 annual meeting of shareholders. Following Mr. Ruth’s appointment and Mr. Hannen’s retirement, Insteel’s Board will continue to be comprised of seven directors. Mr. Ruth will fill Mr. Hannen’s roles on the Audit and Executive Compensation Committees of the Board.

Mr. Ruth previously served in various capacities with Cargill for 35 years.

Mr. Ruth will participate in the Company’s non-employee director compensation program whereby non-employee directors typically receive an annual cash retainer equal to $50,000 and an annual grant of restricted stock units (“RSUs”) valued at $50,000. The RSUs are typically granted on the date of the Company’s annual meeting and have a one-year vesting period.

Mr. Ruth has not been directly or indirectly involved or had a material interest in any transaction, proposed transaction, or series of similar transactions with the Company which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Ruth’s appointment and Mr. Hannen’s retirement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated under this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release dated March 2, 2016 announcing the appointment of Jon M. Ruth and the retirement of Louis E. Hannen as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: March 2, 2016	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 2, 2016 announcing the appointment of Jon M. Ruth and the retirement of Louis E. Hannen as directors.